Exhibit 23.4

Consent of Independent Auditors

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-196816 of our report dated April 25, 2013 related to the consolidated financial statements of Regional Tire Distributors Inc. as of and for the years ended January 31, 2013 and 2012 appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants

Licensed Public Accountants

January 9, 2015

Burlington, Canada